Exhibit (g)(5)

AGREEMENT
FOR FUND ADMINISTRATION,
FUND ACCOUNTING SERVICES,
TRANSFER AGENCY SERVICES
AND
CUSTODY SERVICES

        AGREEMENT made as of August 24, 2000, by and between FBR Family of Funds, having its principal office and place of business at 1001 19th Street North, Arlington, Virginia 22209 (the "Trust"), on behalf of the portfolios of the Trust listed on Exhibit 2, as may be amended from time to time (individually referred to herein as a "Fund" and collectively as "Funds") and RUSHMORE TRUST AND SAVINGS BANK, FSB, Bethesda, Maryland, a federal savings bank, having its principal office and place of business at 4922 Fairmont Avenue, Bethesda, MD 20814, on behalf of itself and its affiliates (the "Company").

        WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized shares of beneficial interest ("Shares");

        WHEREAS, the Trust desires to retain the Company as fund accountant to provide Fund Accounting Services (as herein defined) including certain pricing, accounting and recordkeeping services for each of the Funds, including any classes of shares issued by any Fund ("Classes"), and the Company desires to accept such appointment;

        WHEREAS, the Trust desires to appoint the Company as its transfer agent and dividend disbursing agent to provide it with Transfer Agency Services (as herein defined) and agent in connection with certain other activities, and the Company desires to accept such appointment;

        WHEREAS, the Trust desires to appoint the Company as custodian of the Trust's assets and to provide Custodial Services (as herein defined), and the Company desires to accept such appointment; and

        WHEREAS, the Trust desires to appoint the Company as Fund Administrator and to provide fund administration services (as herein defined), and the Company desires to accept such appointment.

    NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION ONE: FUND ACCOUNTING SERVICES.

ARTICLE 1. APPOINTMENT

        The Trust hereby appoints the Company to provide certain pricing and accounting services to the Funds, and/or the Classes, for the period and on the terms set forth in this Agreement. The Company accepts such appointment and agrees to furnish the services subject to the terms and conditions set forth in this Agreement.

ARTICLE 2.  DUTIES OF THE COMPANY

        Subject to the supervision and control of the Trust's Board of Trustees ("Board"), the Company will assist the Trust with regard to fund accounting for the Trust, and/or the Funds, and/or the Classes, and in connection therewith undertakes to perform the following specific services:

        A. Value the assets of the Funds using: primarily, market quotations, including the use of matrix pricing, supplied by the independent pricing services selected by the Company in consultation with FBR Fund Advisers, Inc. or other investment adviser or sub-adviser of a Fund (the "Adviser"), or sources selected by the Adviser, and reviewed by the Board; secondarily, if a designated pricing service does not provide a price for a security which the Company believes should be available by market quotation, the Company may obtain a price by calling brokers designated by the Adviser of the Fund holding the security, or if the Adviser does not supply the names of such brokers, the Company will attempt on its own to find brokers to price those securities; thirdly, for securities for which no market price is available, the Adviser or Valuation Committee of the Board will determine a fair value in good faith. Consistent with Rule 2a-4 of the 1940 Act, estimates may be used where necessary or appropriate. The Company's obligations with regard to the prices received from outside pricing services and designated brokers or other outside sources, is to exercise reasonable care in the supervision of the pricing agent. The Company is not the guarantor of the securities prices received from such agents and the Company is not liable to the Trust for potential errors in valuing a Fund's assets or calculating the net asset value per share of such Fund or Class when the calculations are based upon such prices. All of the above sources of prices used as described are deemed by the Company to be authorized sources of security prices. The Company will provide daily to the Adviser the securities prices used in calculating the net asset value of a Fund, for its use in preparing exception reports for those prices on which the Adviser has comment. Further, upon receipt of the exception reports generated by the Adviser, the Company will diligently pursue communication regarding exception reports with the designated pricing agents;

        B. Determine the net asset value per share of each Fund and/or Class, at the time and in the manner from time to time determined by the Board and as set forth in the Prospectuses and Statement(s) of Additional Information of the Funds ("Prospectus");

        C. Calculate the net income of each of the Funds, if any;

        D. Calculate realized capital gains or losses of each of the Funds resulting from sale or disposition of assets, if any;

        E. Maintain the general ledger and other accounts, books and financial records of the Trust, including for each Fund, and/or Class, as required under Section 31(a) of the 1940 Act and the rules thereunder in connection with the services provided by the Company;

        F. Preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records to be maintained by Rule 31a-1 under the 1940 Act in connection with the services provided by the Company. The Company further agrees that all such records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust such records in the form such records are maintained upon the Trust's request. Moreover, upon the reasonable request of the Trust, copies or extracts of any such records shall be provided by the Company to the Trust or to another person at the Trust's request, and at the Trust's expense.

        The foregoing, along with any additional services that the Company shall agree in writing to perform for the Trust under this Section One, shall be referred to as "Fund Accounting Services."

        The Company, in its sole discretion, may from time to time subcontract to, employ or associate with itself such person or persons as the Company may believe to be particularly suited to assist it in performing Fund Accounting Services, provided that such person agrees to comply with all applicable provisions of the federal securities laws.

SECTION TWO: TRANSFER AGENCY SERVICES.

ARTICLE  3. APPOINTMENT

        Subject to the terms and conditions set forth in this Agreement, the Trust hereby appoints the Company to act as, and the Company agrees to act as, transfer agent and dividend disbursing agent for each Fund's Shares, and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of any Fund ("Shareholder(s)"), including, without limitation, any periodic investment plan or periodic withdrawal program.

ARTICLE  4. DUTIES OF THE COMPANY

        The Company shall perform the following services in accordance with Proper Instructions, as herein defined, as may be provided from time to time by the Trust as to any Fund:

            A. Purchases

(1) The Company shall receive orders and payment for the purchase of shares and promptly deliver payment to the appropriate Fund's custody account. The Company shall notify the Fund on a daily basis of the total amount of orders and payments so received and delivered.

(2) Pursuant to purchase orders and in accordance with the current Prospectus, the Company shall compute and issue the appropriate number of Shares of each Fund and/or Class and hold such Shares in the appropriate Shareholder accounts.

(3) In the event that any check or other order for the purchase of Shares of the Fund and/or Class is returned unpaid for any reason, the Company shall debit the Share account of the Shareholder by the number of Shares that had been credited to its account upon receipt of the check or other order, promptly mail a debit advice to the Shareholder, and notify the Fund and/or Class of its action. In the event that the amount paid for such Shares exceeds proceeds of the redemption of such Shares plus the amount of any dividends paid with respect to such Shares, the Adviser will reimburse the Company on the amount of such excess.

        B. Distribution

(1) Upon notification by the Funds of the declaration and payment of any dividend or distribution to Shareholders, the Company shall act as Dividend Disbursing Agent for the Funds in accordance with the provisions of the Trust's Trust Instrument and Bylaws and the then-current Prospectus. The Company shall prepare and mail or credit income, capital gain, or any other payments to Shareholders. The Company shall, on or before the payment date of any such distribution, estimate the amount required to pay any portion of said distribution which is payable in cash and make available sufficient funds for the cash amount to be paid out. The Company shall reconcile the estimated amounts and the amounts actually paid out, and provide records of the same to the Trust, on a daily basis. If a Shareholder is entitled to receive additional Shares by virtue of any such distribution or dividend, appropriate credits shall be made to the Shareholder's account; and

(2) The Company shall maintain records of account for each Fund and Class and advise the Trust, each Fund and Class and its Shareholders as to the foregoing.

        C. Redemptions and Transfers

(1) The Company shall receive redemption requests and redemption directions and determine whether such redemption requests comply with such procedures as may be described in the Prospectus or set forth in Proper Instructions. The Company shall notify the Funds on a daily basis of the total amount of redemption requests processed and monies paid to the Company for redemptions.

(2) Pursuant to redemption requests and in accordance with the current Prospectus, the Company shall compute and issue the appropriate number of Shares of each Fund and/or Class to be redeemed and deduct such Shares in the appropriate Shareholder accounts.

(3) At the appropriate time upon realizing redemption proceeds with respect to any redemption, the Company shall pay or cause to be paid the redemption proceeds in the manner instructed by the redeeming Shareholders, pursuant to procedures described in the then-current Prospectus.

(4) The Company shall effect transfers of Shares by the registered owners thereof.

(5) The Company shall identify and process abandoned accounts and uncashed checks for state escheat requirements on an annual basis and report such actions to the Fund.

        D. Recordkeeping

(1) The Company shall record the issuance of Shares of each Fund, and/or Class, and maintain pursuant to applicable federal securities laws and rules thereunder, a record of the total number of Shares of the Fund and/or Class which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Company shall also provide the Trust and/or each Fund on a regular basis or upon reasonable request with the total number of Shares which are authorized and issued and outstanding, but shall have no obligation when recording the issuance of Shares, except as otherwise set forth herein, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Funds.

(2) The Company shall establish and maintain records pursuant to applicable federal securities laws and rules thereunder relating to the services to be performed hereunder in the form and manner as agreed to by the Trust or the Fund. Such records will include a record for each Shareholder's account of the following:

(a) Name, address and tax identification number (and whether such number has been certified);

(b) Number of Shares held;

(c) Historical information regarding the account, including dividends paid and date and price for all transactions;

(d) Any stop order, notice of adverse claim or any other restriction on transfers placed against the account;

(e) Information with respect to withholding in the case of a foreign account or an account for which withholding is required by the Internal Revenue Code;

(f) Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;

(g) Any information required in order for the Company to perform the calculations contemplated or required by this Agreement.

(3) The Company shall preserve any such records required to be maintained pursuant to federal securities laws and rules thereunder, for the periods prescribed in said rules as specifically noted below. Such record retention shall be at the expense of the Company, and such records may be inspected by any officer of the Trust and any other person duly authorized by the Board of Trustees to give Proper Instructions on behalf of a Fund or the Trust at reasonable times. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by the Company to the Trust or any officer of the Trust, at the Trust's expense. The Company may, at its option at any time, and shall forthwith upon the Trust's demand, turn over to the Trust and cease to retain in the Company's files, records and documents created and maintained by the Company pursuant to this Agreement, which are no longer needed by the Company in the performance of its services or for its protection. If not so turned over to the Trust, such records and documents will be retained by the Company for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Trust or destroyed in accordance with Proper Instructions.

        E. Confirmations/Reports

(1) The Company shall furnish to the Trust periodically the following information:

(a) A copy of the transaction register;

(b) Dividend and reinvestment blotters;

(c) The total number of Shares issued and outstanding in each state for "blue sky" purposes as determined according to Proper Instructions delivered from time to time by the Trust to the Company;

(d) Shareholder lists and statistical information;

(e) Payments to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction- or sales-related payments;

(f) Such other information as may be agreed upon from time to time.

(2) The Company shall prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and, if required, mail to Shareholders, such notices for reporting dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

(3) In addition to, and not in lieu of, the services set forth above, the Company shall:

(a) Perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including, but not limited to: maintaining all Shareholder accounts; mailing Shareholder reports and Prospectuses to current Shareholders; withholding taxes on accounts subject to back-up or other withholding (including non-resident alien accounts); preparing and filing reports on U.S. Treasury Department Form 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders; preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other conformable transactions in Shareholder accounts; preparing and mailing activity statements for Shareholders; and providing Shareholder account information; and

(b) Provide a system which will enable the Trust to monitor the total number of Shares of each Fund (and/or Class) sold in each state ("blue sky reporting"). The Trust shall by Proper Instructions (i) identify to the Company those transactions and assets to be treated as exempt from the blue sky reporting for each state and (ii) verify the classification of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of the Company for each Fund's (and/or Class's) state blue sky registration status is limited solely to the recording of the initial classification of transactions or accounts with regard to blue sky compliance and the reporting of such transactions and accounts to the Trust as provided above.

        F. Other Duties

(1) The Company shall answer correspondence from Shareholders relating to their Share accounts and such other correspondence as may from time to time be addressed to the Company.

(2) The Company shall prepare Shareholder meeting lists, mail proxy cards and other material supplied to it by the Fund in connection with Shareholder meetings of each Fund; receive, examine and tabulate returned proxies, and certify the vote of the shareholders.

(3) The Company undertakes to comply with all applicable requirements of the federal securities laws, as well as any laws, rules and regulations of governmental authorities having jurisdiction with respect to the Transfer Agency Services to be performed hereunder.

The foregoing, along with any additional services that the Company shall agree to perform for the Trust under this Section Two, shall hereafter be referred to as "Transfer Agency Services."

ARTICLE 5.  DUTIES OF THE TRUST

A. Compliance

The Trust assumes full responsibility for the preparation, contents and distribution of the Prospectus and for complying with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and any laws, rules and regulations of government authorities having jurisdiction.

B. Dividends and Distributions

The Trust shall promptly inform the Company of the declaration of any dividend or distribution on account of any Fund's shares.

SECTION THREE: CUSTODY SERVICES.

ARTICLE 6. APPOINTMENT

        The Trust hereby employs the Company (referred to as the "Custodian" in this capacity) to serve as the custodian of its assets pursuant to Section 17(f) of the 1940 Act and the regulations thereunder. The Trust agrees to deliver to the Custodian substantially all securities and cash owned by it from time to time, and substantially all income, principal or capital distributions or other payments received by it with respect to such securities, and the cash consideration received for the issuance and sale of Shares of the Funds from time to time. The Custodian will not be responsible for any property of the Funds not delivered to the Custodian. The services set forth in this Section Three along with other services that the Custodian agrees in writing to perform for the Trust under this Section Three shall be referred to as "Custodial Services."

ARTICLE 7. DUTIES OF THE COMPANY

A. Holding Securities

        The Custodian will hold, earmark and physically segregate for the account of each Fund all non-cash property, including all securities owned by the Fund, other than securities maintained pursuant to Section J hereof in a clearing agency which acts as a securities depository or in an authorized book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as a "Securities System." All cash, securities and other non-cash property of a Fund shall be identified as belonging to such Fund.

B. Delivery of Securities

        The Custodian will deliver securities held by the Custodian or in a Securities System account only upon receipt of Proper Instructions, which may be continuing instructions, and only in the following cases:

1. Upon sale of such securities for the account of a Fund and receipt of payment therefor;

2. Upon receipt of payment in connection with any repurchase agreement related to such securities entered into by a Fund;

3. In the case of a sale effected through a Securities System, in accordance with the provisions of Section J hereof;

4. To the depository agent in connection with tenders or other similar offers for securities of a Fund;

5. To the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6. To the issuer thereof, or its agent, for registration or re-registration pursuant to the provisions of Section C hereof; or for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7. To the broker selling such securities for examination in accordance with the "street delivery" custom; provided that the Custodian will maintain procedures to ensure prompt return to the Custodian by the broker in the event the broker elects not to accept such securities;

8. For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9. In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10. For delivery in connection with any loans of securities made by a Fund, but only against receipt of adequate collateral, as agreed upon from time to time by the Custodian and a Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

11. For delivery as security in connection with any borrowing by a Fund requiring a pledge of assets by the Fund against receipt of amounts borrowed;

12. Upon receipt of a redemption request in good order in its capacity as transfer agent, to holders of Shares in connection with distributions in kind in satisfaction of requests by holders of Shares for repurchase or redemption, consistent with applicable laws; and

13. For any other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board, certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the persons to whom delivery of such securities will be made.

C. Registration of Securities

Securities held by the Custodian (other than bearer securities) will be registered in the name of the appropriate Fund, or in the name of any nominee of the Funds, the Custodian or any Securities System, or in the name or nominee name of any agent or sub-custodian appointed pursuant to Section I hereof, provided that the Custodian will maintain a mechanism for identifying all securities belonging to the Fund, wherever held or registered. All securities accepted by the Custodian hereunder will be in "street name" or other good delivery form.

D. Bank Accounts

If requested by the Trust, the Custodian will open and maintain a separate bank account or accounts in the name of the Trust or any Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and will hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Trust or Fund, as appropriate, [other than cash maintained in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act.]

E. Payment for Shares

The Custodian will receive from the distributor of a Fund's Shares and deposit into the appropriate Fund's custody account payments received for Shares issued or sold from time to time by the Fund.

F. Collection of Income and Other Payments

The Custodian will collect on a timely basis all income and other payments with respect to securities held hereunder to which a Fund will be entitled by law or pursuant to custom in the securities business, and will credit such income and other payments, as collected, to the Fund's custody account.

G. Payment of Fund Moneys

Upon receipt of Proper Instructions, which may be continuing instructions, the Custodian will pay out moneys on behalf of a Fund in the following cases only:

1. Upon the purchase of securities for the account of a Fund, but only (a) against the delivery of such securities to the Custodian (or any banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Trust or by the Custodian as its agent for this purpose); (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section J hereof or; (c) in the case of repurchase agreements entered into between a Fund and the Custodian, or another bank or a registered broker-dealer, (i) against delivery of securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities and with an indication on the books of the Custodian that such securities are held for the benefit of a Fund, and (ii) against delivery of the receipt evidencing purchase by a Fund of securities owned by the counterparty along with written evidence of the agreement by the counterparty to repurchase such securities from the Fund;

2. In connection with conversion, exchange or surrender of securities owned by a Fund as set forth in Section B hereof;

3. For the redemption or repurchase of Shares as set forth in Section H hereof;

4. For the payment of any expense or liability incurred by a Fund, including, but not limited to, the following payments for the account of the Fund: interest, dividend disbursements, taxes, trade association dues, advisory, administration, accounting, transfer agent and legal fees, and operating expenses allocated to the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5. For the payment of any dividend declared pursuant to the governing documents of the Trust; and

6. For any other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board, certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

H. Payments for Repurchase or Redemptions of Shares of the Funds

From such funds as may be available, the Custodian will make funds available for payment to holders of Shares who have delivered a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions to wire funds to a member of the Federal Reserve designated by the redeeming shareholders.

I. Appointment of Agents

The Custodian may at any time in its discretion appoint, but only in accordance with an applicable vote by the Board and in accordance with the Trust's Trust Instrument, any eligible domestic bank or trust company, which is qualified under the 1940 Act to act as a domestic custodian, as its agent or sub-custodian to carry out such of the provisions of this Section 3 as the Custodian may from time to time direct; provided that the appointment of any such agent or sub-custodian will not relieve the Custodian of any of its responsibilities or liabilities hereunder. The Custodian is hereby authorized to deposit, arrange for deposit and/or maintain foreign securities owned by the Funds with the Custodian's agent, Boston Safe Deposit & Trust Co., or with the subcustodians or agents of the Custodian's agent or foreign securities depository, consistent with applicable regulations.

J. Deposit of Fund Assets in Securities Systems

The Custodian may deposit and/or maintain securities owned by a Fund in: (1) a clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository; or (2) the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, and the book-entry regulations of Federal agencies substantially in the form of Subpart O, in accordance with the applicable provisions of Rule 17f-4 under the 1940 Act (collectively referred to herein as a "Securities System"), and any other applicable federal securities rules and regulations, and subject to the following provisions:

1. The Custodian may keep securities of a Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which will not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

2. The records of the Custodian with respect to securities of a Fund which are maintained in a Securities System will identify by book-entry those securities belonging to the Fund;

3. The Custodian will pay for securities purchased for the account of a Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian will transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. The Custodian will furnish the Trust a monthly account statement showing confirmation of each transfer to or from the account of a Fund and each day's transactions in the Securities System for the account of a Fund;

4. The book-entry system of the Federal Reserve System authorized by the U.S. Department of the Treasury and the Depository Trust Company, a clearing agency registered with the SEC ("DTC"), each are hereby specifically approved as a Securities System, provided that any changes in these arrangements shall be subject to the approval of the Board; and

5. The Custodian will be liable to a Fund for any direct loss or damage to the Fund resulting from use of the Securities System to the extent caused by the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees. In no event will the Custodian be liable for any indirect, special, consequential or punitive damages.

K. Segregated Accounts for Futures Commission Merchants

The Custodian may enter into separate custodial agreements with various Futures Commission Merchants ("FCMs") which a Fund uses (each an "FCM agreement"), pursuant to which the Fund's margin deposits in certain transactions involving futures contracts and options on futures contracts will be held by the Custodian in accounts (each an "FCM account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between FCM and the Trust ("FCM contract"), federal securities regulations and interpretations governing such contracts and arrangements, Commodities Futures Trading Commission ("CFTC") rules and the rules of applicable securities or commodities exchanges. Such custodial agreements will only be entered into upon receipt of written instructions from the Trust which state that (a) a written agreement between the FCM and the Trust has been entered into, and (b) the Fund is in compliance with all the rules and regulations of the CFTC. Transfers of initial margin will be made into an FCM account only upon written instructions; transfers of premium and variation margin may be made into an FCM account pursuant to oral instructions. Transfers of funds from an FCM account to the FCM for which the Custodian holds such an account may only occur upon certification by the FCM to the Custodian that pursuant to the FCM agreement and the FCM contract, all conditions precedent to its right to give the Custodian such instructions have been satisfied.

L. Ownership Certificates for Tax Purposes

The Custodian will execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Funds held by it and in connection with transfers of securities.

M. Proxies

The Custodian will cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and will promptly deliver to a Fund's Adviser such proxies, all proxy soliciting materials and all notices relating to such securities.

N. Communications Relating to Fund Securities

The Custodian will transmit promptly to the Adviser all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Funds. With respect to tender or exchange offers, the Custodian will transmit promptly to the Adviser all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Adviser desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Adviser will notify the Custodian at least five business days prior to the date on which the Custodian is to take such action.

O. Actions Permitted Without Express Authority

The Custodian may in its discretion, without express authority from the Trust:

1. Make payments to itself or others for ordinary operating expenses relating to its duties under this Agreement, provided that all such payments will be accounted for to the Trust;

2. Surrender securities in temporary form for securities in definitive form;

3. Endorse for collection, in the name of the Trust or a Fund, checks, drafts and other negotiable instruments; and

4. In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Trust, except as otherwise directed by the Trust or the Board. In no event, however, may the Custodian assign, hypothecate, pledge or otherwise dispose of assets, except pursuant to the Proper Instructions of the Trust.

ARTICLE 8. DUTIES OF CUSTODIAN WITH RESPECT TO BOOKS OF ACCOUNT

The Custodian will cooperate with and supply to the entity or entities appointed to keep the books of account of the Trust such information in the possession of the Custodian as is reasonably necessary to the maintenance of the books of account of the Trust.

ARTICLE 9. RECORDS

The Custodian will create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the federal securities laws, including, without limitation, Section 31 of the 1940 Act and Rules 31a-1 and 31a-2 thereunder. All such records will be property of the Trust and will at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. Moreover, upon the reasonable request of the Trust, copies or extracts of any such records shall be provided by the Company to the Trust or to another person at the Trust's request, and at the Trust's expense. The Custodian will, upon request, provide a Fund with a tabulation of securities held by the Custodian on behalf of the Fund, and will, upon request, and for such compensation as will be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

ARTICLE 10.  OPINION OF TRUST'S INDEPENDENT ACCOUNTANT

The Custodian will provide reasonable assistance, as the Trust may from time to time request, in obtaining from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Forms N-1A, Forms N-SAR or other annual or semiannual reports to the SEC and with respect to any other requirements of the SEC.

ARTICLE 11.  SUCCESSOR CUSTODIAN

If the Board appoints a successor custodian, the Custodian will, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other assets of the Fund then held by it hereunder. The Custodian will also deliver to such successor custodian copies of such books and records relating to the Trust as the Trust and Custodian may mutually agree.

In the event that no written order designating a successor custodian or certified copy of a vote of the Board will have been delivered to the Custodian on or before the date when such termination will become effective, then the Custodian will have the right to deliver to a bank or trust company of its own selection, that is permitted to be a custodian of the Trust's assets under the 1940 Act, all securities, funds and other properties held by the Custodian under this Agreement. Thereafter, such bank or trust company will be the successor of the Custodian under this Agreement. In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of vote referred to, or of the Board to appoint a successor custodian, the Custodian will be entitled to fair compensation for its services during such period as the Custodian and retain possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian will remain in full force and effect.

Article  12. SUB-CUSTODIANS

Exhibit 3 lists the foreign sub-custodians that will be used in providing custodian services to the Trust.

SECTION FOUR: COMPENSATION AND ALLOCATION OF EXPENSES.

A. The Trust will compensate the Company in accordance with Exhibit 2 hereto. Such fees do not include out-of-pocket disbursements of the Company for which the Funds shall reimburse the Company.

B. In addition to the compensation paid under Section A above, the Trust agrees to reimburse the Company only for out-of-pocket expenses specified in Exhibit 2. In addition, any other expenses incurred by the Company at the written request or with the written consent of the Trust, will be reimbursed by the appropriate Fund.

C. The compensation and out-of-pocket expenses attributable to the Trust shall be accrued by the Trust and shall be paid to the Company no less frequently than monthly. The Company will maintain detailed information about the compensation and out-of-pocket expenses by Fund and Class.

D. Any schedule of compensation agreed to hereunder, as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the Trust and a duly authorized officer of the Company.

The fee for the period from the date of commencement of services under this Agreement with respect to a Fund or a Class to the end of the initial month shall be prorated according to the proportion that such period bears to the full month period. Upon any termination of this Agreement before the end of any month, the fee for such period shall be prorated according to the proportion which such period bears to the full month period. For purposes of determining fees payable to the Company, the value of the Fund's net assets shall be computed at the time and in the manner specified in the Prospectus.

SECTION FIVE: GENERAL PROVISIONS.

ARTICLE 13.  PROPER INSTRUCTIONS

As used throughout this Agreement, a "Proper Instruction" means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) the Company reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Trust and the Company promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Trust, or the Fund, and the Company are satisfied that such procedures afford adequate safeguards for the Fund's assets.

ARTICLE 14.  EVIDENCE OF AUTHORITY

The Company will be protected in acting upon any instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of a Fund. The Company may receive and accept a certified copy of a vote of the Board of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote, or (b) of any determination or of any action by the Board as described in such vote, and such vote may be considered as in full force and effect until receipt by the Company of written notice to the contrary.

ARTICLE  15. ASSIGNMENT

Except as provided below or elsewhere in this Agreement, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the consent of the other party.

A. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

B. With respect to Transfer Agency Services, the Company may without further consent on the part of the Trust subcontract for the performance of Transfer Agency Services with such other provider of services duly registered as a transfer agent under Section 17A(c)(1) or as the Company shall select, provided that (i) the Company gives the Trust thirty (30) days prior written notice; (ii) the delegate (or assignee) agrees with Company and the Trust to comply with all relevant provisions of the federal securities laws; and (iii) the Company and such delegate (or assignee) promptly provides such information as the Trust may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee). The Company shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions.

With regard to Fund Accounting Services, the Company may without further consent on the part of the Trust subcontract for the performance of such services with any affiliate of the Company, provided that (i) the Company gives the Trust thirty (30) days prior written notice; (ii) the delegate (or assignee) agrees with Company and the Trust to comply with all relevant provisions of the federal securities laws; and (iii) the Company and such delegate (or assignee) promptly provides such information as the Trust may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee). The Company shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions. Such person or persons may be affiliates of the Company, third-party service providers, or they may be officers and employees who are employed by both the Company and the Trust; provided, however, that the Company shall be as fully responsible to each Fund for the acts and omissions of any such subcontractor as it is for its own acts and omissions. The compensation of such person or persons shall be paid by the Company and no obligation shall be incurred on behalf of the Trust, the Funds, or the Classes in such respect

C. The Company shall upon instruction from the Trust subcontract for the performance of services under this Agreement with an Agent selected by the Trust, other than as described above; provided, however, that the Company shall in no way be responsible to the Trust for the acts and omissions of the Agent.

D. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign all of or a substantial portion of its business to a successor, or to a party controlling, controlled by, or under common control with such party. Nothing in this Article 15 shall prevent the Company from delegating its responsibilities to another entity to the extent provided herein.

ARTICLE  16. DOCUMENTS

A. In connection with the appointment of the Company under this Agreement, the Trust shall file with the Company the following documents:

(1) A copy of the Charter and By-Laws of the Trust and all amendments thereto;

(2) A copy of the resolution of the Board of the Trust authorizing this Agreement;

(3) All account application forms and other documents relating to Shareholders accounts; and

(4) A copy of the current Prospectus.

B. The Trust will also furnish from time to time the following documents:

(1) Each resolution of the Board of the Trust authorizing the original issuance of each Fund's, and/or Class's Shares;

(2) Each Registration Statement filed with the SEC and amendments thereof and orders relating thereto in effect with respect to the sale of Shares of any Fund, and/or Class;

(3) A certified copy of each amendment to the governing document and the By-Laws of the Trust;

(4) Certified copies of each vote of the Board authorizing officers to give Proper Instructions to the Custodian and agents for Fund Accounting Services, Custody Services, and Transfer Agency Services;

(5) Revisions to the Prospectus, as available, and such other certificates, documents or opinions which the Company may, in its discretion, deem reasonably necessary or appropriate in the proper performance of its duties; and

(6) Specimens of all new Share certificates representing Shares of any Fund, accompanied by Board resolutions approving such forms.

ARTICLE  17. REPRESENTATIONS AND WARRANTIES

A. Representations and Warranties of the Company

The Company represents and warrants to the Trust that:

(1) It is a federal savings banking association existing and in good standing under the laws of the United States;

(2) It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification;

(3) It is empowered under applicable laws and by its [Articles of Incorporation] and By-Laws to enter into and perform this Agreement;

(4) All requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement;

(5) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

(6) It is and shall remain for the term of this Agreement in material compliance with federal securities law requirements as is necessary for the Company to conduct its business.

B. Representations and Warranties of the Trust

The Trust represents and warrants to the Company that:

(1) It is an Trust duly organized and existing and in good standing under the laws of its state of organization;

(2) It is empowered under applicable laws and by its Trust Instrument and Bylaws to enter into and perform its obligations under this Agreement;

(3) All corporate proceedings required by said Trust Instrument and Bylaws have been taken to authorize it to enter into and perform its obligations under this Agreement;

(4) The Trust is an open-end investment company registered under the 1940 Act; and

(5) A registration statement under the 1933 Act will be effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

ARTICLE 18.  STANDARD OF CARE AND INDEMNIFICATION

A. Standard of Care

        With regard to Sections One, Two and Three and with respect to its performance as Fund Administrator, the Company shall be held to a standard of reasonable care in carrying out its responsibilities under this Contract. The Company shall be entitled to rely on and may act upon advice of counsel for the Trust, Adviser or other party contracted by or approved by the Trust on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith.

B. Indemnification by Trust

        The Company shall not be responsible for and the Trust and/or Fund shall indemnify and hold the Company, including its officers, directors, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, reasonable counsel fees (and amounts reasonably paid in settlement), payments, expenses and liabilities arising out of or attributable to:

(1) The acts or omissions of an Adviser or other party contracted by or approved by the Trust,

(2) The reasonable reliance on or use by the Company or its agents or subcontractors of information, records and documents in proper form which

(a) are received by the Company or its agents or subcontractors and furnished to it by or on behalf of the Trust, its Shareholders or investors regarding the purchase, redemption or transfer of Shares and Shareholder account information;

(b) are received by the Company from independent pricing services or sources for use in valuing the assets of the Funds; or

(c) are received by the Company or its agents or subcontractors from an Adviser or other third parties contracted by or approved by the Trust for use in the performance of services under this Agreement;

(d) have been prepared and/or maintained by the Trust or its affiliates or any other person or firm on behalf of the Trust.

(3) The reasonable reliance on, or the carrying out by the Company or its agents or subcontractors of, Proper Instructions of the Trust or the Fund.

(4) The offer or sale of Shares in material violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

        Provided, however, that the Company shall not be protected by this Article 18 from liability for any act or omission resulting from the Company's willful misfeasance, bad faith, negligence or reckless disregard of its duties or failure to meet the standard of care set forth above in this Article 18.

C. Indemnification by Company

        The Company agrees to indemnify and hold the Trust and each Fund harmless against any and all losses, damages, costs, charges, reasonable counsel fees (and amounts reasonably paid in settlement), payments, expenses and liabilities arising out of or attributable to the Company's willful misfeasance, bad faith, negligence or reckless disregard of its duties or failure to meet the standard of care set forth above in this Article 18.

D. Reliance

        At any time the Company may apply to any officer of the Trust for instructions with respect to any matter arising in connection with the services to be performed by the Company under this Agreement, and the Company and its agents or subcontractors shall not be liable and shall be indemnified by the Trust or the appropriate Fund for any action reasonably taken or omitted by it in reliance upon such instructions, provided such action is not in violation of applicable federal or state laws or regulations, or the terms of this Agreement.

E. Notification

        In order that the indemnification provisions contained in this Article 18 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

ARTICLE 19. TERM AND TERMINATION OF AGREEMENT

        This Agreement shall be effective as of the date set forth above and shall continue in effect until December 31, 2002 ("Term"). Thereafter, the Agreement will continue for successive 12 month terms, unless terminated by either party upon two months notice. In the event, however, of willful misfeasance, bad faith, negligence or reckless disregard of its duties by the Company, the Trust has the right to terminate the Agreement upon 60 days written notice, if the Company has not cured such willful misfeasance, bad faith, negligence or reckless disregard of its duties within 60 days. The termination date for all original or after-added investment companies which are, or become, a party to this Agreement shall be coterminous. Investment companies that merge or dissolve during the Term, shall cease to be a party on the effective date of such merger or dissolution.

        Should the Trust exercise its rights to terminate, all out-of-pocket expenses associated with the movement of records and materials will be borne by the Trust or the appropriate Fund. Additionally, the Company reserves the right to charge for any other reasonable expenses associated with such termination. The provisions of Article 19 shall survive the termination of this Agreement.

ARTICLE  20.AMENDMENT

        This Agreement, or any term thereof, may be amended or waived by a written agreement executed by both parties.

ARTICLE  21. INTERPRETIVE AND ADDITIONAL PROVISIONS

        In connection with the operation of this Agreement, the Company and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Trust's Trust Instrument or Bylaws or the Company's [Articles of Incorporation].

ARTICLE 22.  GOVERNING LAW

        This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

ARTICLE 23.  NOTICES

        Except as otherwise specifically provided herein, all notices and other communications, including Proper Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device, or communications effected directly between electro-mechanical or electronic devices (i.e. e-mail), provided that the Trust and Company are satisfied that such procedures afford adequate safeguards for the Fund's assets. Notices shall be addressed: (a) if to the Trust, to 1001 19th Street North, Arlington, VA 22209; or (b) if to the Company, to 4922 Fairmont Avenue, Bethesda, MD 20814; or (c) if to neither of the foregoing, to such other address as shall have been given by like notice by the sender of any such notice or other communication by the other party. If notice is sent by communications effected directly between electro-mechanical or electronic devices, confirming telegram, cables, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

ARTICLE 24.  SUCCESSOR AGENT

        If a successor agent for the Trust shall be appointed by the Trust, the Company shall upon termination of this Agreement deliver to such successor agent at the office of the Company all properties of the Trust held by it hereunder. If no such successor agent shall be appointed, the Company shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.

        In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to the Company on or before the date when such termination shall become effective, then the Company shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, and that is a member of DTC, all properties held by the Company under this Agreement. Thereafter, such bank or trust company shall be the successor of the Company under this Agreement.

ARTICLE 25.  FORCE MAJEURE

        The Company shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, the Company shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions. The Company shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Fund as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

ARTICLE 26.  SEVERABILITY

        In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

ARTICLE  27. CONFIDENTIALITY

        The Company agrees to keep confidential all records of the Trust and any Fund, and information relating to a Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Trust, or required by applicable law. The Trust agrees that such consent shall not be unreasonably withheld and may not be withheld where the Company may be exposed to civil or criminal contempt proceedings.

ARTICLE  28. CAPTIONS

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

ARTICLE  29.FURTHER ACTIONS

        Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

ARTICLE 30.  FACSIMILE SIGNATURES

        The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

ARTICLE  31. EFFECTIVE DATE AND COMMENCEMENT OF SERVICE

        The effective date of this Agreement will be the date of signature by the parties below. The date of commencement of services for billing purposes will be November 1, 2000 unless agreed upon in writing by both parties.

ARTICLE 32. COUNTERPARTS

        This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

ARTICLE 33.  MERGER OF AGREEMENT

        This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

        The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Trust, but bind only the property of the Fund, or Class, as provided in the Trust's Trust Instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

FBR FAMILY OF FUNDS

By: /s/ Winsor H. Aylesworth
Winsor H. Aylesworth
Vice President and Treasurer

RUSHMORE TRUST and SAVINGS

By: /s/ Linda R. Paisley
Linda Paisley
Chief Executive Officer

EXHIBIT 1
Additional Services provided by the Company to the Trust

Fund Accounting Services

Additional fund accounting services include:

  Calculate and provide to the Adviser a daily cash position for each Fund for investment purposes.
  Balance funds.
  Act as paying agent for all Fund expenses.
  Prepare and maintain the nescessay journals and schedules to report the required information on Form N-SAR.
  Periodic reporting to the Adviser, including share purchases and redemptions and trial balances of the Funds and cash transaction ledgers.
  Calculate and present to the Adviser Fund accrual calculations.
  Review expense account activity and monitor compliance of Fund expense limitations.
  Prepare and file surveys and requests for statistical information from various industries reporting agencies.
  Prepare the necessary supporting computations on a book and tax basis to ensure that each Fund complies with the requirements of Section 851 of the Internal Revenue Code.
  Monitor all tax compliance calculations to ensure that each Fund continues to qualify as a regulated investment company pursuant to Subchapter M of the Internal Revenue Code.
  Assist independent accountants with the annual audit and all tax returns by preparing a substantial amount of the annual audit and tax work papers.
  Prepare the financial statements and supporting statements, footnotes, per share information and statement of investments for the inclusion in the semi annual and annual reports.

Custodial Services

Additional custodian services include:

  Provide the Adviser monthly summary reports on all assets held by the Funds.
  Retain Fund cash in separate account(s) in the name of each Fund.
  Send the Trust copies of all reports on the Company's internal controls.

Transfer Agent Services

Additional transfer agency services include:

  Provide and maintain the necessary personnel, records and equipment to receive and answer shareholder and dealer inquires relating to account status, share purchases, redemptions, exchanges and investment plans.
  Interface with Trust's distributor with regards to transactions pertaining to Fundserv.
  Assist with the mailing and preparation of proxy cards and other materials in connection with shareholder meetings of a Fund or the Trust, receive, examine and tabulate returned proxies and participate as required by law in shareholder meetings.
  Assist in preparation and mailing any and all communications with shareholders including annual and semiannual reports.
  Calculate 12b-1 payments.
  Perform all transfer agency and shareholder services consistent with the current Prospectus.

Administrative Services

Administrative services include:

  Coordinate and monitor all third party services.
  Maintenance of records per SEC and state regulations.
  Establish and maintain procedures for compliance with federal and state regulations.
  Monitor, calculate and process SEC registration fees.
  Monitor, calculate and process "Blue Sky" fees.
  Monitor and pay all approved Trustee fees and expenses.

  Assist in preparation of board reports and minutes.
  Coordinate and assist in implementing a Trust insurance program with regards to Fidelity Bond and D&O/E&O Insurance.
  Prepare and file post-effective amendments to the registration statements and other documents with the SEC and other federal and state regulatory authorities as required by law.
  Assist in preparation of all shareholder communications.
  Assist and coordinate design and printing of all Trust forms and stationery.
  Provide officers to the Trust as requested.
  Assist in the preparation and review of each Fund's federal, state and local income tax returns and any other required tax returns.
  Assist in the preparation and review of year-end shareholder tax notifications.
  Assist with the preparation and dissemination of statistical information and research data to outside reporting agencies.

Acknowedged and Agreed To:

FBR Family of Funds	Rushmore Trust and Savings, FSB
By: /s/ Winsor H. Aylesworth	By: /s/ Linda R. Paisley
Winsor H. Aylesworth	Linda Paisley
Vice President & Treasurer	Chief Executive Officer

EXHIBIT 2

Fee Schedule for The FBR Family of Funds

Funds covered: FBR Financial Services Fund

FBR Small Cap Financial Services Fund
FBR Small Cap Value Fund
FBR Realty Growth Fund
FBR Technology Fund
Asset Level	Annual Fee per Fund*
<= $20 MM	Greater of 1% or $125,000
>$20MM <= $50MM	$200,000 plus 0.335% of amount greater than 20MM
>= $50MM<=$100MM	$300,000 plus 0.10% of amount greater than 50MM
>=$100MM	0.35% of Assets
>=$500MM	$1,750,000 plus 0.275% of amount greater than $500MM

*Annual Fee paid monthly calculated daily on total net assets.

Fee to include all Fund costs except:

  12b-1 fee paid to distributor;
  Investment advisor fee;
  Extraordinary attorney fees attributed to non routine filings or merger, acquisition or new product offering activity;
  Marketing costs outside of routine shareholder communications; and
  Interest costs.

Acknowedged and Agreed To:

FBR Family of Funds	Rushmore Trust and Savings, FSB
By: /s/ Winsor H. Aylesworth Winsor H. Aylesworth Vice President & Treasurer	By: /s/ Linda R. Paisley Linda Paisley Chief Executive Officer

Exhibit 3

Foreign Sub-Custodian List

The Custodian is able to effect securities and income settlements in foreign countries and execute foreign currency trades through Boston Safe Deposit & Trust Co. Our contractual custodian Mellon Trust who is located in Pittsburgh, Pennsylvania owns Boston Safe Deposit & Trust Co.

Listed below are the Sub-Custodian Banks and the physical address in their respective country:
Country	Custodian Bank	Address
Argentina	Bank Boston N.A.	1005 - Buenos Aires
Australia	National Australia Bank, Ltd.	271 Collins Street, 5th Floor South Melbourne,Victoria 3000 Àttn: Custodian and Trustee Services
Austria	Creditanstalt AG	Schottengasse 6 A-1010 Vienna
Bangladesh	Standard Chartered Bank	18-20, Motijheel C/A Dhaka - 1000
Belgium	Fortis Bank	3 Montagne du Parc 1000 Brussels Attn.: Custody Unit
Bermuda	The Bank of Bermuda Ltd.	6 Front Street Hamilton HM06 Attn.: Trust Vault PLVLL
Bolivia	Citibank, N.A. Bolivia	Edificio Multicentro, Torre B Ar. Arce esq. Rosendo Gutierrez No. 146 La Paz, Bolivia
Botswana	StanBic Bank Botswana Ltd	International Trade Centre Lot 14437 Kudumatse Drive Gaborone West, Botswana
Brazil	Citibank, N.A.	Avenida Paulista 1111 9 Andar Aso Paulo SP 01311
Canada	Canadian Imperial Bank of Commerce	Court West Commerce Securities Level Toronto, Ontario M5L 1G9
Chile	BankBoston N.A.	Monedo 799 Casilla 1946 Santiago
China	The Hong Kong and Shanghai Banking Corporation, Shanghai	Suite 504, 5/F Shanghai Centre 1376 Nanjing Xi Lu Shanghai 200040

Country	Custodian Bank	Address
China (PRC)-Shenzhen	The Hong Kong and Shanghai Banking Corp., Shenzhen	No. 1 Chun Feng La First Floor Century Plaza Hotel Shenzhen
Colombia	BankBoston Trust S.A.	Calle 77, No. 11 - 19, piso 2 Santafe de Bogota
Cyprus	Barclays Bank PLC	88 Dighenis Akritas Avenue Nicosia 1644 Attn.: Cyprus Offshore Banking Unit
Czech Republic	Ceslovenska Obchodni Banks	Safecustody Department No. 34 Na prikope 14115 20 Prague 1 Attn: Mr. Radovan Tlamsa, Manager
Denmark	Den Danske Bank	Custodian Services 2-12 Holmens Kanal DK - 1092 Copenhagen K
Ecuador	Citibank N.A., Quito	Av. Republica de El Salvador y Naciones Unidas (esquina) Quito, Ecuador ATTN: Securities Services
Egypt	Citibank, N.A. Egypt Branch	4 Ahmed Pasha Street Garden City Cairo, Egypt Attn: Rasha Badawi Favor: BSDT
Estonia	Hansbank	Custodian Services Liivalaia 8 EE0001 Tallinn Estonia
Finland	Merita Bank Ltd.	Custody Services FIN-00020 MERITA Helsinki Finland
France	Paribas	3 rue D'Antin 75002 Paris
Germany	Dresdner Bank AG	Juergen - Ponto - Platz I D-60301 Frankfurt am Main

Country	Custodian Bank	Address
Ghana	Merchant Bank (Ghana) Ltd.	Merban House 44 Kwame Nkrumah Avenue Accra Ghana
Greece	National Bank of Greece S.A.Investment and Capital Markets Division	Foreign Investor Department 6, Karageorgi Servias St. Sintagama Sq., 10562 Athens
Hong Kong	The Hong Kong and Shanghai Banking Corporation Hong Kong	1 Queen Road Central Hong Kong Attn: Securities & Investments Dept.
Hungary	Bank Austria Creditanstalt Hungary Rt.	Akademia utca 17 Hungary
India	The Hong Kong and Shanghai	Favor: Boston Safe Deposit and Trust Co. Banking Corporation, Bombay
Indonesia	The Hong Kong and Shanghai Banking Corporation,Jakarta	Level 4 World Trade Center JL Jend Subirman Kav 29-31 Jakarta 12920
Ireland	Bank of Ireland	Security Services International Financial Services Centre 1 Haribourmaster Place Dublin, 1
Israel	Bank Hapoalim B.M.	International Securities Investment Center Hayarkon Branch 535 Tel-Aviv 63432
Italy	Paribas	Piazza San Fedele 2 20121 Milan
Japan	The Bank of Tokyo-Mitsubishi	3 - 2, Nihombashi Hongokucho 1 - Chrome, Ltd. Chou-ku, Tokyo 103 Attn: Global Securities Services Division
Jordan	Arab Bank PLC	General Management Shmeisani - Amman
Kenya	StanBic Bank of Kenya Ltd.	Kenyatta Avenue P.O. Box 30550 Nairobi Attn: Securities Operations/ Norman Martin Favor BSDT Omnibus Account 400576090

Country	Custodian Bank	Address
Korea, Republic of	Standard Chartered Bank	13/F Nae Wei Building 6, 2-Ka, Unchi-ro Seoul 100-192 Attn.: Custodial Services Division Favor: Boston Safe Deposit and Trust Company
Luxembourg	Banque Generale du Luxembourg S.A.	Securities Department 27, Avenue Monterey L-2951 Luxembourg
Malaysia	Standard Chartered Bank	2 Jalan Ampang 50732 Kuala Lumpur Peninsular
Mauritius	The Hongkong and Shanghai Banking Corporation Mauritius Branch	5/F Les Cascades Building Edith Cavell Street Port Louis Mauritius
Mexico	Banco Nacional de Mexico (Banamex)	Calle Actuario Roberto Medellin #800 Edificio Norte 3er Piso Col. Zedec Santa Fe Mexico D.F. C.P. 01210
Morocco	Citibank Maghreb	52 Avenue Hassan II Casablanca B.P. Morocco Attn: Samir Hachadi Favor: Boston Safe Deposit and Trust Company
Namibia	Standard Bank of Namibia Ltd.	Mutual Platz Corner Stubel & Post Streets Windhoek, Namibia Favor: Boston Safe Deposit and Trust Company BSDT Omnibus Account 400576104
Netherlands	ABN Amro Bank NV	Attention: Custody Services 4800 DE Breda The Netherlands
New Zealand	National Nominees, Ltd.	Level 2, BNZ Tower 125 Queen Street Aukland, New Zealand 1036
Norway	NOR/Union Bank of Norway Attn.: Securities Administration	Kirkegaten 44-18 0152 Oslo VPS Deliveries: Sparebanken NOR

Country	Custodian Bank	Address
Pakistan	Deutsche Bank AG	Unitowers - Unicenter I.J. Chundrigar Road P.O. Box 4925 Karachi - 74000
Panama	BankBoston, Panama	Edificio Banco de Boston Via Espana 122 Apartado 5368 Panama 5, Panama
Peru	BankBoston, Lima	Av. Las Begonias 441 8th Piso San Isidro Lima 27, Peru
Philippines	The Hongkong and Shanghai Banking Corporation, Manila	Securities Department, 33/F Tektite Tower B Exchange Road Ortigas Center, Pasig City Philippines
Poland	Bank Polska Kasa Opieki S.A. (Bank PKO)	Central Brokerage Office Curtis Plaza 18 Woloska Street Q2-675 Warsaw
Portugal	Banco Comercial Portugués	Rua Augusta 84, 3rd Floor 1149-023 Lisboa - Portugal
Romania	Bank Austria Creditanstalt Securities S.A.	37, Dr. Grigore Mora Str. 71278 Bucharest Romania
Russia	Credit Suisse First Boston AO	Nikitsky Pereulok, 5 103009 Moscow
Singapore	Development Bank of Singapore	24 Raffles Place #B1-00 Clifford Centre Singapore 0104 Attn: Investment Banking Dept.
Slovak Republic	Ceskoslovenska Obchodna Banks, A.S.	Capital Markets Department - 26 Michalska 18 815 63 Bratislava Attn: Ms. Zuzana Vanova, Custody Services Favor: Boston Safe Deposit and Trust Company
Slovenia	Bank Austria d.d., Ljubljana	Wolfova 1 SI-1000 Ljubljana Slovenai
South Africa	Standard Bank of S. A., Ltd.	Standard Bank Chambers 46 Marshall Street Johannesburg 2001
Spain	Banco Central Hispanoamericano, S.A.	Institutional Custody Department Avenida San Luis 25-27 28033 Madrid
Sri Lanka	The Hongkong and Shanghai Banking Corporation, Colombo	Custodian/Trustee Dept. Unit #02-02 West Block Podium World Trade Centre Echelon Square Colombo 1, Sri Lanka
Sweden	Svenska Handelsbanken	Arsenalsgatan 9 S-106 70 Stockholm Attn: International Custody Services
Switzerland	Bank Leu AG	Dept. WS/WVC Bahnhofstrasse 32 8001 Zurich
Taiwan (The Republic Central Trust of China)	Global Custody Section	Foreign Department 49, Wu-Chang Street, Section 1 Taipei, Taiwan, R.O.C.
Thailand	The Hongkong and Shanghai Banking Corporation, Bangkok	Hong Kong Bank Building, 3rd Floor 64 Silom Road Bangkok 10500
Trinidad & Tobago	Republic Bank Limited	Trustee Branch a/c C 1798 11 - 17 Park Street Port of Spain, Trinidad
Turkey	Ottoman Bank	Ayazaga Koyyolu No: 6 80670 Maslak/ Istanbul
United Kingdom	Midland Bank plc	Mariner House Pepys Street London EC3N 4DA
Uruguay	BankBoston N.A.	Zabala 1463 Casilla de Correo 90 Montevideo, Uruguay Attn: Securities Processing
Venezuela	Citibank N.A.	Carmelitas a Altagracia, Edificio Citibank Caracas, 1010 Attn: Lucy Arrom

Country	Custodian Bank	Address
Zambia	Woodgate House	Cairo Road Lusaka, Zambia
Zimbabwe	StanBic Bank Zimbabwe Limited	Ottoman House 59 Samora Machel Avenue Harare, Zimbabwe
Euroclear	Euroclear Morgan Guaranty Trust Co. NY	1 Boulevard du Roi Albert II B-1210 Brussels, Belgium
Cedel	Cedel Bank	67, BD G-D Charlotte 1010 Luxembourg

AMENDMENT NUMBER 1
TO AGREEMENT
FOR FUND ADMINISTRATION,
FUND ACCOUNTING SERVICES
TRANSFER AGENCY SERVICES
AND
CUSTODY SERVICES

ADMENDMENT is made as of August 24,2000, by and between FBR Family of Funds, having its principal office and place of business at 1001 19th Street North, Arlington, Virginia 22209 (the "Trust"), on behalf of the portfolios of the Trust and RUSHMORE TRUST AND SAVINGS, FSB, Bethesda, Maryland, a federal savings bank, having its principal office and place of business at 4922 Fairmont Avenue, Bethesda, MD 20814, on behalf of itself and its affiliates (the "Company").

WHEREAS the Trust has entered into an agreement (Base Agreement) for fund services with the Company dated August 24, 2000.

WHEREAS both the Trust and the Company desire to implement their agreement in a staged, phase approach.

WHEREAS both the Trust and the Company recognize that the pricing schedule in the Base Agreement does not allow for staged implementation.

NOW THEREFORE, in consideration of the premises and mutual convenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

To implement the Fund Custody services as agreed to in the Base Agreement on or before August 1, 2000 or at such time that the parties agree that is on or near that date.

To implement the Fund Accounting services as agreed to in the Base Agreement on or about September 1, 2000 or at such time that the parties agree that is on or near that date.

To implement the Fund Administration services section as agreed to in the Base Agreement over a ninety-day period commencing August 1, 2000.

To implement the Transfer Agency Services section as agreed to in the Base Agreement on or about November 1, 2000 or at such time that the parties agree that is on or near that date.

To attempt to complete the entire implementation of the Base Agreement on or before November 1, 2000 or at such time that the parties agree that is on or near that date.

The Trust agrees to compensate the Company during the transition period as presented in Schedule 1 to this amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

FBR FAMILY OF FUNDS

By:  /s/ Winsor H. Aylesworth
Winsor H. Aylesworth
Vice President & Treasurer

RUSHMORE TRUST AND SAVINGS, FSB

By: /s/ Linda R. Paisley
Linda Paisley
Chief Executive Officer

SCHEDULE 1

INTERIM PAYMENT SCHEDULE

For Fund Custody Services from August 1, 2000 to October 31, 2000.

$1,000 per Month per Fund (Portfolio).

For Fund Accounting Services from September 1, 2000 to October 31, 2000.

$1,500 per Month per Fund (Portfolio).

For Fund Administrative Services from August 1, 2000 to October 31, 2000.

$1,000 per Month per Fund (Portfolio)

Agreed as to pricing listed above:

FBR Family of Funds

By: /s/ Winsor H. Aylesworth
Winsor H. Aylesworth
Vice President & Treasurer

RUSHMORE TRUST AND SAVINGS, FSB

By: /s/ Linda R. Paisley
Linda Paisley
Chief Executive Officer